UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 22, 2011 (November 21, 2011)

MGT Capital Investments, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26/28 Hammersmith Grove
London W6 7BA United Kingdom.
 (Address of principal executive offices, including zip code)

011-44-20-7605-1151
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events

On November 21, 2011, MGT Capital Investments, Inc. (the “Company”) filed a final prospectus (the “Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for its previously announced direct rights offering (the “Rights Offering”) in which Company stockholders will receive one (1) non-transferable and non-tradable right for each share of the Company’s common stock owned as of November 21, 2011. The Company’s registration statement on Form S-1 (as amended), of which the Prospectus is a part, was declared effective by the SEC on November 21, 2011.  The Rights Offering will commence on November 29, 2011 at 5:00pm New York City time and will expire on December 23, 2011 at 5:00pm New York City time, subject to extension at the discretion of Company.

There can be no assurance as to the amount of shares of the Company’s common stock that will be subscribed for pursuant to the Rights Offering.

This Current Report shall not constitute an offer to sell, or the solicitation of an offer to buy the rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful under the securities laws of any such state.

Item 9.01           Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Date: November 22, 2011	By:	/s/ Robert Ladd
Robert Ladd
Interim Chief Executive Officer